Exhibit 99.1
The First Bancshares, Inc. Reports Results for Second Quarter ended June 30, 2024
HATTIESBURG, Miss.--(BUSINESS WIRE)--July 24, 2024--The First Bancshares, Inc. (“FBMS” or “the Company”) (NYSE: FBMS), holding company for The First Bank, (www.thefirstbank.com) reported today financial results for the quarter ended June 30, 2024.
Highlights for the Quarter:
•Net income available to common shareholders totaled $19.7 million for the quarter ended June 30, 2024, representing a decrease of 4.5% when compared to $20.6 million for the quarter ended March 31, 2024. The Company recorded $1.7 million provision for credit losses for the quarter ended June 30, 2024 and no provision for credit losses for the quarter ended March 31, 2024.
•Pre-tax pre-provision operating earnings (non-GAAP) totaled $27.4 million for the quarter ended June 30, 2024, representing an increase of 2.9% when compared to $26.6 million for the quarter ended March 31, 2024.
•Total loans increased $110.9 million during the quarter ended June 30, 2024, which represented an annualized increase of 8.6%.
•Annualized net interest margin increased 6 basis points to 3.26% for the quarter ended June 30, 2024 from 3.20% for the quarter ended March 31, 2024.
•Core net interest margin increased 9 basis points during the quarter ended June 30, 2024 from 3.10% to 3.19%.
•Cost of deposits averaged 178 basis points for the second and first quarter of 2024.
•Past due loans to total loans were $20.8 million or 0.40% for the quarter ending June 30, 2024, compared to $13.4 million, or 0.26% for the quarter ending March 31, 2024, and $12.6 million, or 0.25% for the quarter ending June 30, 2023.
•Annualized quarter-to-date net charge-offs to total loans were $0.5 million, or 0.04% for the quarter ending June 30, 2024, compared to $0.1 million, or 0.01% for the quarter ending March 31, 2024 and $0.8 million, or 0.07% for the quarter ending June 30, 2023.
•Nonperforming assets to total assets were $21.1 million, or 0.26% for the quarter ending June 30, 2024, compared to $18.4 million, or 0.23% for the quarter ending March 31, 2024, and $21.6 million, 0.28% for the quarter ending June 30, 2023.
•On May 17, 2024, the Company, acting pursuant to authorization from its Board of Directors, provided written notice to The Nasdaq Stock Market LLC ("Nasdaq") of its determination to voluntarily withdraw the principal listing of the Company's voting common stock, $1.00 par value per share (the "Common Stock"), from Nasdaq and transfer the listing to the New York Stock Exchange ("NYSE"). The listing and trading of the Common Stock on Nasdaq ended at market close on May 29, 2024, and trading commenced on the NYSE at market open on May 30, 2024. The Common Stock is traded on the NYSE under the symbol "FBMS."
•For additional information, see the investor presentation filed and available under presentations and press releases included in the investor relations section of the Company's website: www.thefirstbank.com.
M. Ray “Hoppy” Cole, Jr., President and Chief Executive Officer, commented, "We are pleased with the results of the second quarter. Strong loan growth and improvement in our net interest margin combined to produce a 2.9% increase in pre- tax pre- provision income. Credit quality continued to be solid and operating expenses were well controlled.

Our markets continue to do well and we are optimistic about our performance for the second half of 2024."

Quarterly Earnings
Net income available to common shareholders totaled $19.7 million for the quarter ended June 30, 2024, a decrease of $0.9 million, or 4.5%, when compared to $20.6 million for the quarter ended March 31, 2024.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $0.7 million, or 3.3%, to $20.0 million for quarter ended June 30, 2024 as compared to $20.6 million for the quarter ended March 31, 2024. The decrease in net earnings is largely attributable to an increase in provision for credit losses of $1.7 million, which was due primarily to loan growth.
The Company recorded $1.7 million provision for credit losses for the quarter ended June 30, 2024 and no provision for credit losses for the quarter ended March 31, 2024.
Earnings Per Share
For the second quarter of 2024, diluted earnings per share were $0.62 compared to $0.65 for the first quarter of 2024 and $0.75 for the second quarter of 2023.
Diluted earnings per share, operating (non-GAAP) were $0.63 for the second quarter of 2024 compared to $0.65 for the first quarter of 2024 and $0.85 for the second quarter of 2023.
Balance Sheet
Consolidated assets increased $2.0 million to $7.966 billion at June 30, 2024 from $7.964 billion at March 31, 2024. Loans increased $110.9 million, or 2.2%, for the quarterly comparison and deposits decreased $84.2 million for the quarterly comparison.
Total loans were $5.251 billion for the quarter ended June 30, 2024, as compared to $5.140 billion for the quarter ended March 31, 2024, and $5.011 billion for the quarter ended June 30, 2023, representing an increase of $110.9 million, or 2.2%, for the sequential quarter comparison, and an increase of $240.0 million, or 4.8%, for the prior year quarterly comparison.
Total deposits were $6.626 billion for the quarter ended June 30, 2024, as compared to $6.710 billion for the quarter ended March 31, 2024, and $6.492 billion for the quarter ended June 30, 2023, representing a decrease of $84.2 million, or 1.3%, for the sequential quarter comparison, and an increase of $133.9 million, or 2.1%, for the prior year quarterly comparison. Excluding a decrease in public funds of $38.3 million, deposits decreased $45.9 million, or 0.7% for the sequential quarter comparison. Non-interest bearing deposits as a percentage of total deposits increased to 28.2% for the quarter ended June 30, 2024.
Asset Quality
Nonperforming assets totaled $21.1 million at June 30, 2024, an increase of $2.7 million compared to $18.4 million at March 31, 2024 and a decrease of $0.5 million compared to $21.6 million at June 30, 2023.
Nonaccrual loans totaled $13.6 million, an increase of $2.6 million as compared to March 31, 2024 and a decrease of $2.5 million as compared to June 30, 2023.
The ratio of the allowance for credit losses (ACL) to total loans was 1.05% at June 30, 2024, 1.05% at March 31, 2024 and 1.05% at June 30, 2023. The ratio of annualized net charge-offs to total loans was 0.04% for the quarter ended June 30, 2024 compared to 0.01% for the quarter ended March 31, 2024 and 0.07% for the quarter ended June 30, 2023.
Second Quarter 2024 vs First Quarter 2024 Earnings Comparison
Net income available to common shareholders for the second quarter of 2024 decreased $0.9 million to $19.7 million compared to $20.6 million for the first quarter of 2024. The Company recorded a $1.7 million provision for credit losses for the quarter ended June 30, 2024 and none for the quarter ended March 31, 2024.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $0.7 million, or 3.3%, to $20.0 million for quarter ended June 30, 2024 as compared to $20.6 million for the quarter ended March 31, 2024. The decrease in net earnings is largely attributable to an increase in provision for credit losses of $1.7 million.
Net interest income for the second quarter of 2024 was $57.8 million as compared to $57.3 million for the first quarter of 2024, an increase of $0.5 million. The increase was largely due to the decrease in interest expense on borrowings of $1.1 million offset by a decrease in interest income of $0.6 million.
Second quarter 2024 net interest margin of 3.26% included 12 basis points related to purchase accounting adjustments compared to 3.20% for the first quarter in 2024, which included 15 basis points related to purchase accounting adjustments.
Core net interest margin increased 9 basis points to 3.19% for the second quarter of 2024 from 3.10% for the first quarter of 2024.
Investment securities increased $26.0 million to $1.771 billion, or 22.2% of total assets at June 30, 2024, compared to $1.745 billion, or 21.9% of total assets at March 31, 2024. The average balance of investment securities decreased $23.5 million in sequential-quarter comparison. The average tax equivalent yield on investment securities (non-GAAP) increased 17 basis points to 2.65% from 2.48% in sequential-quarter comparison. The investment portfolio had a net unrealized loss of $129.0 million at June 30, 2024 as compared to a net unrealized loss of $127.6 million at March 31, 2024.
The average yield on all earning assets (non-GAAP) increased in sequential-quarter comparison from 5.12% to 5.14%. Interest expense on average interest bearing liabilities decreased 3 basis points from 2.65% for the first quarter of 2024 to 2.62% for the second quarter of 2024.
Cost of all deposits averaged 178 basis points for the second and first quarter of 2024.
Non-interest income increased $0.6 million from $12.7 million in the first quarter of 2024 to $13.3 million in the second quarter of 2024, primarily attributable to an increase in interchange fee income of $0.7 million.
Non-interest expense for the second quarter of 2024 was $44.1 million compared to $43.4 million for the first quarter of 2024, an increase of $0.7 million.
Second Quarter 2024 vs. Second Quarter 2023 Earnings Comparison
Net income available to common shareholders for the second quarter of 2024 totaled $19.7 million compared to $23.8 million for the second quarter of 2023, a decrease of $4.1 million or 17.2%. This decrease is largely attributable to a decrease in net interest income of $8.2 million.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $6.9 million, or 25.6%, to $20.0 million for quarter ended June 30, 2024, as compared to $26.8 million for the quarter ended June 30, 2023. This decrease is attributable to a decrease in net interest income of $8.2 million offset by a decrease in other expenses of $2.0 million.
Net interest income for the second quarter of 2024 was $57.8 million, a decrease of $8.2 million or 12.5% when compared to the second quarter of 2023. Fully tax equivalent (“FTE”) net interest income (non-GAAP) totaled $58.8 million and $67.0 million for the second quarter of 2024 and 2023, respectively. Purchase accounting adjustments decreased $4.5 million for the second quarter comparisons. The decrease was largely due to increased interest expense due to increased competition for deposits offset by an increase in interest income of $4.8 million.
Second quarter of 2024 net interest margin was 3.26%, which included 12 basis points related to purchase accounting adjustments compared to 3.76% for the same quarter in 2023, which included 37 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) decreased 25 basis points in prior year quarterly comparison primarily due to an increase in rates on interest bearing liabilities.
Non-interest income increased $0.9 million for the second quarter of 2024 as compared to the second quarter of 2023.
Second quarter 2024 non-interest expense was $44.1 million, a decrease of $2.8 million, or 6.0% as compared to the second quarter of 2023. Excluding acquisition charges, non-interest expense increased $0.9 million of which salaries and employee benefits, occupancy and professional service increased $ 2.6 million offset by a decrease in other expenses of $2.0 million.

Investment securities totaled $1.771 billion, or 22.2% of total assets at June 30, 2024, compared to $1.898 billion, or 24.1% of total assets at June 30, 2023. For the second quarter of 2024 compared to the second quarter of 2023, the average balance of investment securities decreased $156.4 million. The average tax equivalent yield on investment securities (non-GAAP) increased 42 basis points to 2.65% from 2.23% in the prior year quarterly comparison. The investment portfolio had a net unrealized loss of $129.0 million at June 30, 2024 as compared to a net unrealized loss of $157.6 million at June 30, 2023.
The average yield on all earning assets increased 23 basis points in prior year quarterly comparison, from 4.91% for the second quarter of 2023 to 5.14% for the second quarter of 2024. Interest expense on average interest bearing liabilities increased 97 basis points from 1.65% for the second quarter of 2023 to 2.62% for the second quarter of 2024.
Cost of all deposits averaged 178 basis points for the second quarter of 2024 compared to 91 basis points for the second quarter of 2023.
Year-to-Date Earnings Comparison
In the year-over-year comparison, net income available to common shareholders increased $0.3 million, or 0.7%, from $40.1 million for the six months ended June 30, 2023, to $40.3 million for the same period ended June 30, 2024.

Net interest income was $115.1 million for the six months ended June 30, 2024, a decrease of $15.8 million as compared to the same period ended June 30, 2023, primarily due to an increase in interest expense on deposits offset by an increase in loan interest income.

Non-interest income was $26.0 million for the six months ended June 30, 2024, an increase of $1.0 million as compared to the same period ended June 30, 2023. An increase in other charges and fees accounted for the change.

Non-interest expense was $87.5 million for the six months ended June 30, 2024, a decrease of $5.1 million as compared to the same period ended June 30, 2023. The decrease was primarily due to decreased acquisition charges of $7.5 million offset by an increase in salaries and employee benefits of $2.7 million.
Declaration of Cash Dividend
The Company announced that its Board of Directors declared a cash dividend of $0.25 per share to be paid on its common stock on August 23, 2024 to shareholders of record as of the close of business on August 8, 2024.
Conference Call
The Company will host a conference call for analysts and investors to discuss the Company’s financial results at 10:00 a.m. Central Time on Thursday, July 25, 2024. Investors and analysts may participate by clicking on the Participant Conference Link: https://register.vevent.com/register/BI543394697ff8411dad8a7bcdd9804108. An audio archive of the conference call along with the transcript will be available within 24-48 hours after the call and placed in the Investor Relations section of our website.
About The First Bancshares, Inc.
The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the New York Stock Exchange under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.
Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes pre-tax, pre-provision operating earnings, FTE net interest income, FTE net interest margin, core net interest margin, FTE average yield on investment securities, FTE average yield on all earning assets, total tangible common equity, tangible book value per common share, net earnings available to common shareholders, operating, diluted earnings per share, operating, efficiency ratio, operating and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Fully-tax equivalent, or "FTE", financial metrics are measures used by management to evaluate the corresponding GAAP financial metrics in a manner that takes into account the tax benefits associated with income sources that are exempt from state or federal taxes. Core net interest margin is used by management to measure the net return on earnings assets, which includes investment securities, loans, and leases but excludes certain income and expense items that the Company's management considers to be non-core/adjusted in nature. Similarly, "operating" financial metrics, including operating efficiency ratio and operating earnings per share, are used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Management uses "tangible" financial metrics, including tangible common equity and tangible book value, to measure the value of the Company's assets net of intangible assets, such as goodwill. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value, net interest margin, common equity, net earnings available to common shareholders, diluted earnings per share, efficiency ratio, average yield on investment securities, average yield on all earning assets, or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).
Forward Looking Statements
This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) prevailing, or changes in, economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations, including the effects of declines in the real estate market, high unemployment rates, inflationary pressure, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (3) interest rate risk, including the effects of rising interest rates; (4) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (5) changes in applicable laws, rules, or regulations; (6) risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (7) changes in management’s plans for the future; (8) credit risk associated with our lending activities; (9) changes in loan demand, real estate values, or competition; (10) changes in accounting principles, policies, or guidelines; (11) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic and related variants; (12) higher inflation and its impacts; (13) significant turbulence or disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (14) potential impacts of the adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (15) the effects of war or other conflicts including the impacts relating to or resulting from Russia's military action in Ukraine or the conflict in Israel and surrounding areas, and (16) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the SEC, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 6/30/24	Quarter Ended 3/31/24	Quarter Ended 12/31/23	Quarter Ended 9/30/23	Quarter Ended 6/30/23
Total Interest Income	$91,027	$91,663	$88,720	$85,681	$86,194
Total Interest Expense	33,233	34,322	31,055	24,977	20,164
Net Interest Income	57,794	57,341	57,665	60,704	66,030
Net Interest Income excluding PPP Fee Income	57,793	57,340	57,664	60,703	66,029
FTE net interest income*	58,797	58,339	58,651	61,696	67,028
Provision for credit losses	1,650	—	1,250	1,000	1,250
Non-interest income	13,319	12,679	2,346	19,324	12,423
Non-interest expense	44,089	43,425	44,433	47,724	46,899
Earnings before income taxes	25,374	26,595	14,328	31,304	30,304
Income tax expense	5,677	5,967	3,281	6,944	6,525
Net income available to common shareholders	$19,697	$20,628	$11,047	$24,360	$23,779

PER COMMON SHARE DATA
Basic earnings per share	$0.62	$0.66	$0.35	$0.78	$0.76
Diluted earnings per share	0.62	0.65	0.35	0.77	0.75
Diluted earnings per share, operating*	0.63	0.65	0.59	0.76	0.85
Quarterly dividends per share	0.25	0.25	0.24	0.23	0.22
Book value per common share at end of period	30.83	30.45	30.22	28.57	28.64
Tangible book value per common share at period end*	20.15	19.70	19.35	17.62	17.62
Market price at end of period	25.98	25.95	29.33	26.97	25.84
Shares outstanding at period end	31,525,232	31,528,748	31,399,803	31,404,231	31,406,220
Weighted average shares outstanding:
Basic	31,527,592	31,475,254	31,401,612	31,405,439	31,378,364
Diluted	31,679,827	31,630,745	31,587,506	31,609,564	31,591,665

AVERAGE BALANCE SHEET DATA
Total assets	$7,939,783	$8,005,574	$7,917,303	$7,873,345	$7,882,130
Loans and leases	5,202,006	5,158,071	5,145,228	5,038,928	4,982,368
Total deposits	6,625,500	6,599,287	6,440,774	6,466,141	6,501,372
Total common equity	963,445	952,708	901,530	905,070	901,499
Total tangible common equity*	625,586	612,470	558,889	560,071	554,792

SELECTED RATIOS
Annualized return on avg assets (ROA)	0.99%	1.03%	0.56%	1.24%	1.21%
Annualized return on avg assets, operating*	1.01%	1.03%	0.95%	1.22%	1.36%
Annualized pre-tax, pre-provision, operating*	1.38%	1.33%	1.31%	1.62%	1.81%
Annualized return on avg common equity, operating*	8.29%	8.66%	8.32%	10.63%	11.91%
Annualized return on avg tangible common equity, operating*	12.76%	13.48%	13.41%	17.17%	19.35%
Average loans to average deposits	78.51%	78.16%	79.89%	77.93%	76.64%
FTE Net Interest Margin*	3.32%	3.26%	3.33%	3.52%	3.82%
Efficiency Ratio	61.14%	61.15%	72.84%	58.90%	59.02%
Efficiency Ratio, operating*	60.65%	61.14%	62.00%	56.06%	53.87%
*See reconciliation of non-GAAP financial measures
CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans	1.05%	1.05%	1.05%	1.05%	1.05%
Nonperforming assets to tangible equity + ACL	3.05%	2.72%	3.05%	3.69%	3.57%
Nonperforming assets to total loans + OREO	0.40%	0.36%	0.39%	0.44%	0.43%
Annualized QTD net charge-offs (recoveries) to total loans	0.036%	0.006%	0.061%	0.004%	0.070%

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Assets
Cash and cash equivalents	$207,606	$339,964	$355,147	$197,632	$194,050
Securities available for sale	1,124,462	1,088,568	1,042,365	1,141,971	1,199,103
Securities held to maturity	607,502	622,574	654,539	658,524	663,473
Other investments	39,293	34,094	37,754	35,872	35,725
Total investment securities	1,771,257	1,745,236	1,734,658	1,836,367	1,898,301
Loans held for sale	5,892	4,241	2,914	5,960	6,602
Total loans	5,250,893	5,139,952	5,170,042	5,089,800	5,010,925
Allowance for credit losses	(55,133)	(53,959)	(54,032)	(53,565)	(52,614)
Loans, net	5,195,760	5,085,993	5,116,010	5,036,235	4,958,311
Premises and equipment	179,289	181,194	182,162	183,740	186,381
Other Real Estate Owned	6,356	6,743	8,320	4,920	5,588
Goodwill and other intangibles	336,561	338,946	341,332	343,869	346,104
Other assets	263,079	261,442	258,802	275,562	266,771
Total assets	$7,965,800	$7,963,759	$7,999,345	$7,884,285	$7,862,108

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$1,870,305	$1,836,952	$1,849,013	$1,967,661	$2,086,666
Interest-bearing deposits	4,755,812	4,873,403	4,613,859	4,512,364	4,405,601
Total deposits	6,626,117	6,710,355	6,462,872	6,480,025	6,492,267
Borrowings	182,400	110,000	390,000	302,000	280,000
Subordinated debentures	123,558	123,472	123,386	128,300	128,214
Other liabilities	61,840	60,020	74,053	76,739	62,181
Total liabilities	6,993,915	7,003,847	7,050,311	6,987,064	6,962,662
Total shareholders’ equity	971,885	959,912	949,034	897,221	899,446
Total liabilities and shareholders’ equity	$7,965,800	$7,963,759	$7,999,345	$7,884,285	$7,862,108

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Interest Income:
Loans, including fees	$76,269	$76,172	$74,357	$70,349	$68,057
Investment securities	11,833	11,248	10,803	10,614	10,815
Accretion of purchase accounting adjustments	2,067	2,627	3,235	4,277	6,533
Other interest income	858	1,616	325	441	789
Total interest income	91,027	91,663	88,720	85,681	86,194
Interest Expense:
Deposits	29,247	29,182	24,489	19,314	14,613
Borrowings	1,956	3,022	4,500	3,556	3,264
Subordinated debentures	1,814	1,887	1,807	1,849	2,138
Accretion of purchase accounting adjustments	216	231	259	258	149
Total interest expense	33,233	34,322	31,055	24,977	20,164
Net interest income	57,794	57,341	57,665	60,704	66,030
Provision for credit losses	1,650	—	1,250	1,000	1,250
Net interest income after provision for credit losses	56,144	57,341	56,415	59,704	64,780

Non-interest Income:
Service charges on deposit accounts	3,334	3,367	3,447	3,646	3,425
Mortgage Income	972	704	582	878	773
Interchange Fee Income	4,893	4,195	4,593	5,280	4,543
Gain (Loss) on securities, net	14	(48)	(9,670)	2	(48)
Treasury Awards	—	—	—	6,197	—
Loss on sale of premises and equipment	163	—	(524)	(104)	—
Other charges and fees	3,943	4,461	3,918	3,425	3,730
Total non-interest income	13,319	12,679	2,346	19,324	12,423

Non-interest expense:
Salaries and employee benefits	25,045	24,508	23,717	22,807	23,315
Occupancy expense	5,490	5,714	5,688	5,343	5,041
FDIC/OCC premiums	1,020	1,008	1,263	1,158	758
Marketing	59	139	71	559	45
Amortization of core deposit intangibles	2,385	2,385	2,385	2,385	2,391
Other professional services	2,028	1,833	2,309	1,499	1,570
Acquisition and charter conversion charges	352	8	593	588	4,101
Other non-interest expense	7,710	7,830	8,407	13,385	9,678
Total non-interest expense	44,089	43,425	44,433	47,724	46,899
Earnings before income taxes	25,374	26,595	14,328	31,304	30,304
Income tax expense	5,677	5,967	3,281	6,944	6,525
Net income available to common shareholders	$19,697	$20,628	$11,047	$24,360	$23,779

Diluted earnings per common share	$0.62	$0.65	$0.35	$0.77	$0.75
Diluted earnings per common share, operating*	$0.63	$0.65	$0.59	$0.76	$0.85

*See reconciliation of non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2024	2023
Interest Income:
Loans, including fees	$152,440	$132,113
PPP loan fee income	1	209
Investment securities	23,081	22,522
Accretion of purchase accounting adjustments	4,694	10,002
Other interest income	2,474	1,686
Total interest income	182,690	166,532
Interest Expense:
Deposits	58,429	26,796
Borrowings	4,978	4,223
Subordinated debentures	3,701	4,314
Amortization of purchase accounting adjustments	447	243
Total interest expense	67,555	35,576
Net interest income	115,135	130,956
Provision for credit losses	1,650	12,250
Net interest income after provision for credit losses	113,485	118,706

Non-interest Income:
Service charges on deposit accounts	6,701	7,082
Mortgage Income	1,676	1,406
Interchange Fee Income	9,088	9,041
Gain (loss) on securities, net	(34)	(48)
Bargain Purchase Gain and gain on sale of premises and equipment	163	—
Other charges and fees	8,404	7,554
Total non-interest income	25,998	25,035

Non-interest expense:
Salaries and employee benefits	49,553	46,888
Occupancy expense	11,204	10,337
FDIC/OCC premiums	2,028	1,428
Marketing	198	203
Amortization of core deposit intangibles	4,770	4,793
Other professional services	3,861	2,638
Acquisition & charter conversion charges	360	7,894
Other non-interest expense	15,540	18,388
Total non-interest expense	87,514	92,569
Earnings before income taxes	51,969	51,172
Income tax expense	11,644	11,122
Net income available to common shareholders	40,325	40,050

Diluted earnings per common share	$1.27	$1.27
Diluted earnings per common share, operating*	$1.28	$1.71
*See reconciliation of non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	June 30, 2024	Percent of Total	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	Percent of Total
Commercial, financial and agricultural	$710,808	13.5%	$737,511	$765,422	$753,120	$753,415	15.0%
Real estate – construction	639,931	12.2%	633,804	629,660	633,682	634,120	12.6%
Real estate – commercial	2,435,853	46.4%	2,356,552	2,377,864	2,317,666	2,251,710	44.9%
Real estate – residential	1,387,102	26.4%	1,330,589	1,311,395	1,298,980	1,286,343	25.6%
Lease Financing Receivable	1,749	—%	1,794	1,292	1,548	1,187	—%
Obligations of States & subdivisions	27,286	0.5%	28,541	29,316	29,650	31,137	0.6%
Consumer	48,164	0.9%	51,161	55,094	55,154	53,013	1.1%
Loans held for sale	5,892	0.1%	4,241	2,914	5,960	6,602	0.1%
Total loans	$5,256,785	100%	$5,144,193	$5,172,957	$5,095,760	$5,017,527	100.0%

COMPOSITION OF DEPOSITS	June 30, 2024	Percent of Total	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	Percent of Total
Non-interest bearing	$1,870,305	28.2%	$1,836,952	$1,849,013	$1,967,661	$2,086,666	32.1%
NOW and other	2,075,566	31.4%	2,135,343	1,914,792	1,962,383	2,014,420	31.0%
Money Market/Savings	1,573,194	23.7%	1,656,688	1,623,311	1,532,822	1,565,212	24.1%
Time Deposits of less than $250,000	825,460	12.5%	816,153	813,877	766,553	627,782	9.7%
Time Deposits of $250,000 or more	281,591	4.2%	265,219	261,879	250,606	198,187	3.1%
Total Deposits	$6,626,116	100%	$6,710,355	$6,462,872	$6,480,025	$6,492,267	100.0%

ASSET QUALITY DATA	June 30, 2024		March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Nonaccrual loans	$13,553		$10,961	$10,691	$17,423	$16,037
Loans past due 90 days and over	1,174		687	1,163	53	—
Total nonperforming loans	14,727		11,648	11,854	17,476	16,037
Other real estate owned	6,356		6,743	8,320	4,920	5,588
Total nonperforming assets	$21,083		$18,391	$20,174	$22,396	$21,625

Nonperforming assets to total assets	0.26%		0.23%	0.25%	0.28%	0.28%
Nonperforming assets to total loans + OREO	0.40%		0.36%	0.39%	0.44%	0.43%
ACL to nonperforming loans	374.37%		463.25%	455.81%	306.51%	328.08%
ACL to total loans	1.05%		1.05%	1.05%	1.05%	1.05%

Qtr-to-date net charge-offs (recoveries)	$476		$73	$783	$49	$837
Annualized QTD net chg-offs (recs) to loans	0.036%		0.006%	0.061%	0.004%	0.070%

THE FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	June 30, 2024			March 31, 2024			December 31, 2023			September 30, 2023			June 30, 2023
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate
Taxable securities	$1,328,780	$8,868	2.67%	$1,342,644	$8,303	2.47%	$1,375,695	$7,892	2.29%	$1,419,343	$7,685	2.17%	$1,473,166	$7,867	2.14%
Tax-exempt securities	458,752	3,968	3.46%	468,432	3,944	3.37%	446,348	3,897	3.49%	463,329	3,921	3.39%	470,742	3,946	3.35%
Total investment securities	1,787,532	12,836	2.87%	1,811,076	12,247	2.70%	1,822,043	11,789	2.59%	1,882,672	11,606	2.47%	1,943,908	11,813	2.43%
Int bearing dep in other banks	99,290	858	3.46%	189,785	1,616	3.41%	70,193	325	1.85%	79,448	441	2.22%	93,464	789	3.38%
Loans	5,202,006	78,336	6.02%	5,158,071	78,798	6.11%	5,145,228	77,592	6.03%	5,038,928	74,626	5.92%	4,982,368	74,590	5.99%
Total interest earning assets	7,088,828	92,030	5.19%	7,158,932	92,661	5.18%	7,037,464	89,706	5.10%	7,001,048	86,673	4.95%	7,019,740	87,192	4.97%
Other assets	850,955			846,642			879,839			872,297			862,390
Total assets	$7,939,783			$8,005,574			$7,917,303			$7,873,345			$7,882,130

Interest-bearing liabilities:
Deposits	$4,795,120	$29,463	2.46%	$4,803,277	$29,412	2.45%	$4,533,386	$24,748	2.18%	$4,459,869	$19,572	1.76%	$4,465,800	$14,762	1.32%
Borrowed Funds	157,045	1,956	4.98%	254,505	3,023	4.75%	361,445	4,500	4.98%	296,963	3,556	4.79%	277,531	3,264	4.70%
Subordinated debentures	123,510	1,814	5.87%	123,424	1,887	6.12%	126,925	1,807	5.69%	128,251	1,849	5.77%	145,418	2,138	5.88%
Total interest bearing
liabilities	5,075,675	33,233	2.62%	5,181,206	34,322	2.65%	5,021,756	31,055	2.47%	4,885,083	24,977	2.05%	4,888,749	20,164	1.65%
Other liabilities	1,900,663			1,871,660			1,994,017			2,083,192			2,091,882
Shareholders' equity	963,445			952,708			901,530			905,070			901,499
Total liabilities and
shareholders' equity	$7,939,783			$8,005,574			$7,917,303			$7,873,345			$7,882,130

Net interest
income (FTE)*		$58,797	2.57%		$58,339	2.53%		$58,651	2.63%		$61,696	2.91%		$67,028	3.32%

Net interest margin (FTE)*			3.32%			3.26%			3.33%			3.52%			3.82%

Core net interest margin*			3.19%			3.10%			3.14%			3.27%			3.43%

*See reconciliation for non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023
Book value per common share	$30.83	$30.45	$30.22	$28.57	$28.64
Effect of intangible assets per share	10.68	10.75	10.87	10.95	11.02
Tangible book value per common share	$20.15	$19.70	$19.35	$17.62	$17.62

Diluted earnings per share	$0.62	$0.65	$0.35	$0.77	$0.75
Effect of acquisition and charter conversion charges	0.01	—	0.02	0.02	0.13
Tax on acquisition and charter conversion charges	—	—	(0.01)	(0.01)	(0.03)
Effect of Treasury awards	—	—	—	(0.20)	—
Tax on Treasury awards	—	—	—	0.05	—
Effect on contributions/consulting/advertising related to Treasury awards	—	—	—	0.17	—
Tax on contributions/consulting/advertising related to Treasury awards	—	—	—	(0.04)	—
Loss on securities repositioning	—	—	0.31	—	—
Tax loss on securities repositioning	—	—	(0.08)	—	—
Diluted earnings per share, operating	$0.63	$0.65	$0.59	$0.76	$0.85

		Year to Date
		2024		2023
Diluted earnings per share		$1.27		$1.27
Effect of acquisition and charter conversion charges		0.01		0.25
Tax on acquisition and charter conversion charges		—		(0.06)
Initial provision for acquired loans		—		0.34
Tax on initial provision for acquired loans		—		(0.09)
Diluted earnings per share, operating		$1.28		$1.71

		Year to Date
		2024		2023
Net income available to common shareholders		$40,325		$40,050
Acquisition and charter conversion charges		360		7,894
Tax on acquisition and charter conversion charges		(91)		(1,997)
Initial provision for acquired loans		—		10,727
Tax on initial provision for acquired loans		—		(2,714)
Net earnings available to common shareholders, operating		$40,594		$53,960

		Three Months Ended
Average Balance Sheet Data		June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023
Total average assets	A	$7,939,783	$8,005,574	$7,917,303	$7,873,345	$7,882,130
Total average earning assets	B	$7,088,828	$7,158,932	$7,037,464	$7,001,048	$7,019,740

Common Equity	C	$963,445	$952,708	$901,530	$905,070	$901,499
Less intangible assets		337,859	340,238	342,641	344,999	346,707
Total Tangible common equity	D	$625,586	$612,470	$558,889	$560,071	$554,792

		Three Months Ended
Net Interest Income Fully Tax Equivalent		June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023
Net interest income	E	$57,794	$57,341	$57,665	$60,704	$66,030
Tax-exempt investment income		(2,965)	(2,946)	(2,911)	(2,929)	(2,948)
Taxable investment income		3,968	3,944	3,897	3,921	3,946
Net Interest Income Fully Tax Equivalent	F	$58,797	$58,339	$58,651	$61,696	$67,028

Annualized Net Interest Margin	E/B	3.26%	3.20%	3.28%	3.47%	3.76%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.32%	3.26%	3.33%	3.52%	3.82%

Total Interest Income, Fully Tax Equivalent
Total Interest Income	R	$91,027	$91,663	$88,720	$85,681	$86,194
Tax-exempt investment income		(2,965)	(2,946)	(2,911)	(2,929)	(2,948)
Taxable investment income		3,968	3,944	3,897	3,921	3,946
Total Interest Income, Fully Tax Equivalent	G	$92,030	$92,661	$89,706	$86,673	$87,192

Yield on Average Earning Assets	R/B	5.14%	5.12%	5.04%	4.90%	4.91%
Yield on Average Earning Assets, Fully Tax Equivalent	G/B	5.19%	5.18%	5.10%	4.95%	4.97%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities	S	$11,833	$11,248	$10,803	$10,614	$10,815
Tax-exempt investment income		(2,965)	(2,946)	(2,911)	(2,929)	(2,948)
Taxable investment Income		3,968	3,944	3,897	3,921	3,946
Interest Income Investment Securities, Fully Tax Equivalent	H	$12,836	$12,246	$11,789	$11,606	$11,813

Average Investment Securities	I	$1,787,532	$1,811,076	$1,822,043	$1,882,672	$1,943,908

Yield on Investment Securities	S/I	2.65%	2.48%	2.37%	2.26%	2.23%
Yield on Investment Securities, Fully Tax Equivalent	H/I	2.87%	2.70%	2.59%	2.47%	2.43%

		Three Months Ended
Core Net Interest Margin		June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023
Net interest income (FTE)		$58,797	$58,339	$58,651	$61,696	$67,028
Less purchase accounting adjustments		2,067	2,627	3,235	4,276	6,533
Net interest income, net of purchase accounting adj	J	$56,730	$55,712	$55,416	$57,420	$60,495

Total average earning assets		$7,088,828	$7,158,932	$7,037,464	$7,001,048	$7,019,740
Add average balance of loan valuation discount		22,341	24,675	27,573	31,269	38,306
Avg earning assets, excluding loan valuation discount	K	$7,111,169	$7,183,607	$7,065,037	$7,032,317	$7,058,046

Core net interest margin	J/K	3.19%	3.10%	3.14%	3.27%	3.43%

		Three Months Ended
Efficiency Ratio		June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023
Operating Expense
Total non-interest expense		$44,089	$43,425	$44,433	$47,724	$46,899
Pre-tax non-operating expenses		(352)	(8)	(594)	(5,777)	(4,101)
Adjusted Operating Expense	L	$43,737	$43,417	$43,839	$41,947	$42,798

Operating Revenue
Net interest income, FTE		$58,797	$58,339	$58,651	$61,696	$67,028
Total non-interest income		13,319	12,679	2,346	19,324	12,423
Pre-tax non-operating items		—	—	9,708	(6,197)	—
Adjusted Operating Revenue	M	$72,116	$71,018	$70,705	$74,823	$79,451

Efficiency Ratio, operating	L/M	60.65%	61.14%	62.00%	56.06%	53.87%

		Three Months Ended
Return Ratios		June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023
Net income available to common shareholders	N	$19,697	$20,628	$11,047	$24,360	$23,779
Acquisition and charter conversion charges		352	8	593	588	4,101
Tax on acquisition and charter conversion charges		(89)	(2)	(150)	(149)	(1,037)
Treasury awards		—	—	—	(6,197)	—
Tax on Treasury awards		—	—	—	1,568	—
Contributions/consulting/advertising related to Treasury awards		—	—	—	5,190	—
Tax on contributions/consulting/advertising related to Treasury awards		—	—	—	(1,313)	—
Loss on securities repositioning		—	—	9,708	—	—
Tax loss on securities repositioning		—	—	(2,457)	—	—
Net earnings available to common shareholders, operating	O	$19,960	$20,634	$18,741	$24,047	$26,843

		Three Months Ended
Pre-Tax Pre-Provision Operating Earnings		June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023
Earnings before income taxes	P	$25,374	$26,595	$14,328	$31,304	$30,304
Acquisition and charter conversion charges		352	8	593	588	4,101
Provision for credit losses		1,650	—	1,250	1,000	1,250
Treasury awards		—	—	—	(6,197)	—
Contributions/consulting/advertising related to Treasury awards		—	—	—	5,190	—
Loss on securities repositioning		—	—	9,708	—	—
Pre-Tax, Pre-Provision Operating Earnings	Q	$27,376	$26,603	$25,879	$31,885	$35,655

Annualized return on avg assets	N/A	0.99%	1.03%	0.56%	1.24%	1.21%
Annualized return on avg assets, oper	O/A	1.01%	1.03%	0.95%	1.22%	1.36%
Annualized pre-tax, pre-provision, oper	Q/A	1.38%	1.33%	1.31%	1.62%	1.81%
Annualized return on avg common equity, oper	O/C	8.29%	8.66%	8.32%	10.63%	11.91%
Annualized return on avg tangible common equity, operating	O/D	12.76%	13.48%	13.41%	17.17%	19.35%

		Three Months Ended
Capital Ratios		June 30, 2024*	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023
Common equity tier 1 (CET1) ratio		12.4%	12.2%	12.1%	12.0%	11.5%
Leverage (Tier 1) ratio		10.0%	9.7%	9.7%	9.6%	9.1%
Total risk based capital ratio		15.3%	15.2%	15.0%	15.1%	14.5%
Tangible common equity ratio		8.3%	8.1%	7.9%	7.3%	7.4%
*estimated

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998